Exhibit 4.6

DOCUMENT PREPARED BY AND
WHEN RECORDED, RETURN TO:

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, TX  77002
Attention:  Tammy Brennig

LOAN ASSUMPTION AGREEMENT, RELEASE AND
AMENDMENT OF LOAN DOCUMENTS

THIS LOAN ASSUMPTION AGREEMENT, RELEASE AND AMENDMENT OF LOAN DOCUMENTS, dated to be effective as of June ____, 2010 (this “Agreement”) is made by and among URBAN DEVELOPMENT PARTNERS (61), LLC, a Connecticut limited liability company (“Transferor”), PHILIP CARTER, an individual (“Carter”) and ALLAN  SCHWARTZ, an individual (“Schwartz”, together with Carter, the “Indemnitor”), ARC NYE61ST001, LLC, a Delaware limited liability company (“Transferee”), AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation (“REIT”), NICHOLAS S. SCHORSCH, an individual (“Schorsch”) and WILLIAM M. KAHANE (“Kahane”, together with REIT and Schorsch, “Replacement Indemnitor”) and WELLS FARGO BANK, N.A., successor in interest to WACHOVIA BANK, NATIONAL ASSOCIATION, as master servicer (“Servicer”), acting not individually, but solely in its capacity as Servicer for and on behalf of U.S. BANK NATIONAL ASSOCIATION, as Trustee under that certain Pooling and Servicing Agreement dated December 1, 2002 (“Pooling Agreement”), for the certificateholders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificate Series 2002-3 (the “Certificates”), with respect to the Certificates (the “Noteholder”).

RECITALS

A.         Transferor obtained a loan (the “Loan”) from Deutsche Banc Mortgage Capital, L.L.C. (“Lender”) in the original principal amount of Fifteen Million Eight Hundred Fifty Thousand and No/100 Dollars ($15,850,000.00) which Loan is evidenced by that certain Promissory Note dated October 9, 2002 (the “Note”) executed by Transferor, as maker, and payable to the order of Lender, as payee, in the original principal amount of $15,850,000.00 together with interest thereon as made particularly set forth in the Note.

B.          Transferor’s obligations under and in connection with the Loan and the Note are secured by, among other things, (i) that certain Mortgage and Security Agreement dated as of October 9, 2002 (the “Mortgage”), executed by Transferor for the benefit of Lender, recorded November 7, 2002 in Reel 3653, Page 1930 of the Office of the City Register, New York County, New York, as assigned to Noteholder pursuant to that certain Assignment of Mortgage dated June 30, 2009, recorded December 11, 2009 in CRFN 2009000407744 of the Office of the City Register, New York County, New York (the “Assignment”); and (ii) that certain Assignment of Leases and Rents dated October 9, 2002 (the “Assignment of Leases”), recorded on November 7, 2002 in Reel 3653, Page 2029 of the Official Records of New York County, New York, as assigned to Noteholder pursuant to that certain Assignment of Assignment of Leases and Rents dated June 30, 2009, recorded December 11, 2009 in CRFN 2009000407745 of the Office of the City Register, New York County, New York.  Pursuant to the Mortgage, Transferor granted to Noteholder a lien and security interest in certain real and personal property of Transferor more particularly described in the Mortgage (the “Mortgaged Property”), including without limitation, the real property described on Exhibit A attached hereto.

306 East 61st Street / Loan No. 77-2000608

C.          In addition, Transferor executed and delivered to Lender two (2) UCC-1 Financing Statements (collectively, the “Financing Statements”), naming Transferor as debtor, and Lender as secured party, which Financing Statements have been assigned to Noteholder.  The first Financing Statement was filed for record on July 9, 2007, as File No. 0002466794 in the office of the Secretary of State of Connecticut.  The second Financing Statement was filed for record on October 16, 2002, as File No. 02PN26929 with the Office of the City Register, New York County, New York.

D.          In connection with the Loan, Indemnitor and Transferor executed a Guaranty and  Indemnity Agreement dated October 9, 2002 for the benefit of Lender (the “Guaranty”).

E.           In connection with the Loan, Transferor, Lender and The Bank of New York (“Bank”) executed a Tri Party Lockbox Operating Agreement dated October 9, 2009 (the “Lockbox Agreement”).

F.           In connection with the Loan, Transferor and Lender entered into a Cash Management and Security Agreement (the “Cash Management Agreement”).

G.          The Note, the Mortgage, the Assignment of Leases, the Financing Statements, the Guaranty, the Cash Management Agreement, and the Lockbox Agreement, as the same may be modified, supplemented, amended, substituted or replaced, are referred to herein, collectively, as the “Loan Documents.” Terms with initial capitalized letters used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

H.         The Loan is now owned and held by Noteholder, and the Loan is administered by Servicer in accordance with the Pooling Agreement.

I.           Pursuant to the Pooling Agreement, Servicer is granted the authority to approve on behalf of the Noteholder certain modifications to the Loan Agreement, including the transfer of the Mortgaged Property and the substitution of the Transferor and the Indemnitor, in accordance with the provisions thereof.

J.           Pursuant to the Mortgage, Transferor agreed not to transfer the Mortgaged Property except as specifically permitted therein.

K.         Transferor and Transferee have now requested the consent of Noteholder (i) to transfer the Mortgaged Property to Transferee pursuant to Section 6.3 of the Mortgage (the “Transfer”), and in connection with such transfer, Transferee has agreed to assume Transferor’s duties and obligations under the Loan Documents (the “Assumption”), (ii) to replace the Indemnitor and in connection therewith, Replacement Indemnitor has agreed to assume Indemnitor’s duties, obligations, guarantees and indemnities under the Loan Documents, and (iii) to release Transferor and Indemnitor from all claims and liabilities arising out of the Loan Documents after the foregoing transfers, assumptions and replacements, all pursuant to and in compliance with the terms of the Mortgage, and have also requested the agreement of Noteholder to amend certain of the Loan Documents in certain respects as hereinafter set forth.  Noteholder, acting by and through Servicer, is willing to permit such transfer and assumption and to amend the Loan Documents in such respects, but only upon the terms and conditions set forth herein.

306 East 61st Street / Loan No. 77-2000608

L.           Section 3.08 of the Pooling Agreement authorizes Servicer, on behalf of the Noteholder, under certain terms and conditions (which are in effect) to waive the due on sale clause and facilitate the transfer of the Mortgaged Property and assumption of the Loan, and the Servicer has elected to do so on the terms and conditions set forth in this Agreement.

AGREEMENTS

In consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Noteholder, Transferor, Indemnitor, Transferee and Replacement Indemnitor agree as follows:

1.           Incorporation of Recitals.  The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement.

2.           Assumption of Obligation.  Transferee agrees to and does hereby assume all of the payment and performance obligations of the Transferor set forth in the Note, the Mortgage and the other Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement, including without limitation, payment of all sums due and payable under the Note.  Transferee further agrees to abide by and be bound by all of the terms of the Loan Documents, as modified herein, all as though each of the Loan Documents had been made, executed and delivered by Transferee.  The provisions of the Loan Documents are incorporated herein by this reference, as if fully set forth herein.  Without limitation of any continuing liability of Transferor, Transferee acknowledges and agrees that any reference to the Transferor in the Loan Documents shall be deemed to refer to Transferee.  Transferee hereby adopts, ratifies and confirms all of the representations, warranties and covenants of Transferor contained in the Loan Documents, including, but not limited to, the Indemnity Agreement, as if Transferee were the Transferor named in the Loan Documents.

3.           Transferor’s Acknowledgments, Representations and Warranties.  The Transferor acknowledges, represents and warrants to Noteholder as of the date of this Agreement that:

(a)         The Note has an unpaid principal balance as of the date of this Agreement, of $14,242,105.08 and prior to default bears interest at the rate of 6.20% per annum, subject to adjustment as set forth in the Loan Agreement.  There is presently a balance of $336,400.29 in the tax escrow account, a balance of $10,476.34, in the replacement reserves escrow account, a balance of $7,742.00 in the insurance escrow account, a balance of $37,665.18 in the TI/LC escrow account, and a balance of $611,571.27 in the other escrow reserve account maintained by Noteholder in connection with the Loan.  Contemporaneously herewith, Transferor has transferred and assigned to Transferee all right, title and interest of Transferor in and to such tax, insurance and reserve escrow accounts.

306 East 61st Street / Loan No. 77-2000608

(b)         The Note requires that monthly payments of principal and interest in the amount of $97,076.33 be made on or before the first day of each month, continuing to November 1, 2012 (the “Maturity Date”), if not sooner accelerated or paid pursuant to the Note.

(c)         The Mortgage is a valid first lien on the Mortgaged Property for the full unpaid principal amount of the Loan and all other amounts as stated in the Loan Documents.

(d)         There are no defenses, offsets or counterclaims to the Note, the Mortgage or the other Loan Documents.

(e)         There are no defaults by the Transferor under the provisions of the Note, the Mortgage or the other Loan Documents, nor, to the best of Transferor’s knowledge, are there any conditions which with the giving of notice or the passage of time or both may constitute a default by the Transferor under the provisions of the Note, the Mortgage or the other Loan Documents.

(f)         All provisions of the Note, the Mortgage and the other Loan Documents are valid, in full force and effect and enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(g)         There are no subordinate liens of any kind covering or relating to the Mortgaged Property, nor are there any mechanics liens or liens for unpaid taxes or assessments encumbering the Mortgaged Property, nor has notice of a lien or notice of intent to file a lien been received.

The Transferor understands and intends that Noteholder will rely upon the acknowledgments, representations and warranties contained herein.

4.           Transferee’s and the Replacement Indemnitor’s Representations and Warranties.  Transferee and the Replacement Indemnitor jointly and severally represent and warrant to Noteholder as of the date of this Agreement that neither Transferee nor any Replacement Indemnitor has any knowledge that any of the representations made by the Transferor in paragraph 3 above are not true and correct.  Transferee and the Replacement Indemnitor understand and intend that Noteholder will rely on the representations and warranties contained herein. [Reps to be added regarding Cash Management Agreement and Lockbox Agreement].

5.           Consent to Transfer and Assumption.  Noteholder hereby consents to the Transfer and to the Assumption, subject to the terms and conditions set forth in this Agreement.  Noteholder’s consent to the Transfer and the Assumption are not intended to be and shall not be construed as a consent to any subsequent transfer or assumption which requires the Noteholder’s consent pursuant to the terms of the Loan Documents.

6.           Assumption by the Replacement Indemnitor of Liability for the Exceptions to Non-Recourse.  Replacement Indemnitor hereby adopt, ratify and confirm all of the representations, warranties and covenants of the Indemnitor under the Loan Documents as if the Replacement Indemnitor was the Indemnitor named therein and jointly and severally assume all liability of the Indemnitor under the Loan Documents, including without limitation,  the Indemnity Agreement, made by the Indemnitor for the benefit of the Lender.  Reference in any Loan Document, including the Indemnity Agreement, to the Indemnitor henceforth shall be deemed to refer to the Replacement Indemnitor.  In addition to the foregoing, Replacement Indemnitor have executed and delivered to Noteholder that certain Guaranty and Indemnity Agreement dated of even date herewith (the “New Guaranty”).

306 East 61st Street / Loan No. 77-2000608

7.           Release of Transferor and Indemnitor.  In reliance on the Transferor’s and Transferee’s acknowledgments, representations and warranties in this Agreement and in consideration for releases contained in Paragraph 12 of this Agreement, Noteholder releases the Transferor and the Indemnitor from their respective obligations under the Loan Documents, provided that neither the Transferor nor the Indemnitor is released from any liability pursuant to this Agreement, the provisions of the Indemnity Agreement, or the Guaranty for any liability that relates to the period prior to the date hereof regardless of when any environmental hazard or other condition giving rise to any such liability thereunder is discovered.  If any material element of the representations and warranties contained herein as the same relate to the Transferor and the Indemnitor is false as of the date of this Agreement or in the event the Transferor or the Indemnitor take or cause any other party hereto (other than Noteholder) to take any actions which are in contradiction with the provisions of Paragraph 12 of this Agreement, then the release set forth in this Paragraph 7 shall be deemed canceled effective as of the date of this Agreement and the Transferor and the Indemnitor shall remain obligated under the Loan Documents as though there had been no such release.  Nothing contained herein shall be deemed to impair the right of Noteholder to name Transferor, for purposes of extinguishing Transferor’s interest in the Mortgaged Property, as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage or for purposes of appointment of a receiver for the Mortgaged Property, or for purposes of enforcement of the Assignment of Leases and Rents.

8.           No Impairment of Lien.  Nothing set forth herein shall affect the priority or extent of the lien of the Mortgage or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement may become liable, primarily or secondarily, under the Loan Documents.  Except as expressly modified hereby, the Note, the Mortgage, the Loan Agreement and the other Loan Documents remain unchanged, are hereby ratified and reaffirmed in all respects and shall remain in full force and effect and this Agreement shall have no effect on the priority or validity of the liens, operation and effect of the Mortgage and the other Loan Documents, all of which are incorporated herein by this reference.  Nothing herein shall be construed to constitute a novation of the Loan or of any of the Loan Documents.

9.           Costs.  Transferee agrees to pay or cause to be paid all fees and costs (including reasonable attorneys’ fees) incurred by Noteholder in connection with Noteholder’s consent to and approval of the Transfer of the Mortgaged Property and the assumption fee equal to 1.0% of the outstanding principal balance of the Loan (i.e., $142,421.05) which is required to be paid by Transferee to Noteholder in consideration of the consent to the Transfer and to the Assumption.

10.         Financial Information.  Transferee and the Replacement Indemnitor represent and warrant to Noteholder that all financial information and information regarding the management capability of Transferee and the Replacement Indemnitor provided to Noteholder was true and correct as of the date provided to Noteholder and remains materially true and correct as of the date of this Agreement.

306 East 61st Street / Loan No. 77-2000608

11.         Addresses.  Transferee’s address for notice hereunder and under the Loan Documents is:

ARC NYE61ST001, LLC
405 Park Avenue, 15th Floor
New York, New York  10022
Attention:  William M. Kahane

12.           Complete Release.  Transferee, Transferor, Indemnitor and Replacement Indemnitor hereby jointly and severally, unconditionally and irrevocably release and forever discharge Lender, Noteholder and Master Servicer, and their respective successors, assigns, agents, directors, officers, employees, and attorneys, and each current or substitute trustee, if any, under the Mortgage (collectively, the “Indemnitees”) from all Claims, as defined below.  Transferor and Indemnitor jointly and severally agree to indemnify Indemnitees, and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with the Claims (as hereinafter defined), the Transfer or the breach by Transferor or Indemnitor of the Loan Documents, as amended herein, but only to the extent that such claims, losses, causes of action, costs and expenses arise out of or are in any way connected with or result from the acts, actions or omissions of Transferor or Indemnitor.  Transferee and Replacement Indemnitor jointly and severally agree to indemnify Indemnitees, and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with the Claims, the Transfer or the breach by Transferee or Replacement Indemnitor of the Loan Documents, as amended herein, but only to the extent that such claims, losses, causes of action, costs and expenses arise out of or are in any way connected with or result from the acts, actions or omissions of Transferee or Replacement Indemnitor.

As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, fees, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which the Transferor, the Indemnitor, or any of their respective partners, limited partners, members, officers, directors, shareholders, agents or employees, may now or hereafter have against the Indemnitees, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise, arising out of or relating to the Loan or any of the Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitees, including any requirement that the Loan Documents be modified as a condition to the transactions contemplated by this Agreement, any charging, collecting or contracting for prepayment premiums, transfer fees, or assumption fees, any breach of fiduciary commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advance, breach of contract, deceptive trade practices, libel, slander, conspiracy or any claim for wrongfully accelerating the Note or wrongfully attempting to foreclose on any collateral relating to the Note but in each case only to the extent permitted by applicable law.  Transferor, Transferee, Indemnitor and Replacement Indemnitor agree that Noteholder has no fiduciary or similar obligations to any of such parties and that their relationship is strictly that of creditor and debtor.  This release is accepted by Noteholder pursuant to this Agreement and shall not be construed as an admission of liability on the part of any party hereto.  Transferor, Indemnitor, Transferee and Replacement Indemnitor hereby represent and warrant that they are the current legal and beneficial owners of all Claims, if any, released hereby and have not assigned, pledged or contracted to assign or pledge any such Claims to any other person.

306 East 61st Street / Loan No. 77-2000608

13.         Usury.  It is expressly stipulated and agreed to be the intent of all of the parties hereto at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Note and the Loan (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, reserve or receive a greater amount of interest payable on or in connection with the Note and the Loan than under applicable law).  If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under the Mortgage, this Agreement or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Transferor or Transferee having paid any interest in excess of that permitted by law, then it is the express intent of all of the parties that all excess amounts theretofore collected by Noteholder or Lender be credited to the then outstanding principal balance of the Note (or, if the Note has been or would thereby be paid in full, any surplus refunded to Transferor or Transferee), and the provisions of the Note, this Agreement, the Mortgage and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with such applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  The right to accelerate the maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Noteholder does not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Lender or Noteholder for the use, forbearance or detention of the indebtedness evidenced by the Note or other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in the Note, the Mortgage, this Agreement or in any of the other Loan Documents, as amended herein, that permits the compounding of interest, including, without limitation, any provision by which any of the accrued interest is added to the principal amount of the Note, the total amount of interest that Transferor or Transferee is obligated to pay and Noteholder is entitled to receive with respect to the Loan shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum rate allowed by applicable law on principal amounts actually advanced to or for the account of Transferor or Transferee, including all current and prior advances and any advances made pursuant to the Mortgage, this Agreement or the other Loan Documents, as amended herein (including, but not limited to, the payment of taxes, insurance premiums and the like).  The provisions of the Note and the other Loan Documents limiting the amount of interest which may be contracted for, charged or received on the indebtedness evidenced thereby and dealing with the rights and duties of the parties with respect to the charging or receiving of interest in excess of the maximum rate, are hereby incorporated in this Agreement by reference as though fully set forth herein.  To the extent permitted by law, the Transferor, Transferee, the Indemnitor and the Replacement Indemnitor hereby waive and release all claims and defenses based upon usury in connection with the execution and delivery of the Note and the other Loan Documents and the borrowing of the funds represented by the Loan.

306 East 61st Street / Loan No. 77-2000608

14.         Further Assurances.  Transferor, Indemnitor, Transferee and Replacement Indemnitor agree to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Noteholder deems reasonably necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Noteholder’s rights under this Agreement and/or the other Loan Documents.

15.         Reservation of Rights.  Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Noteholder may have against Transferor, Indemnitor, Transferee, Replacement Indemnitor, or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42, U.S.C. Section 9601, et. seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

16.         Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws.  Transferee shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect.  Upon Noteholder’s request from time to time during the term of the Loan, Transferee shall certify in writing to Lender that Transferee’s representations, warranties, and obligations under this Section 16 remain true and correct and have not been breached.  Transferee shall immediately notify lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Transferee has reasonable basis to believe that they may no longer be true or have been breached.  In connection with such an event, Transferee shall comply with all Requirements of Law and directives of Governmental Authorities and, at Noteholder’s request, provide to Noteholder copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event.  Transferee shall also reimburse Noteholder any expense incurred by Noteholder in evaluating the effect of such an event on the Loan and Noteholder’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Noteholder to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Noteholder as the result of the existence of such an event and for any penalties or fines imposed upon Noteholder as a result thereof.  Further, Transferee shall immediately notify Noteholder in writing if any future tenant of the Property (i) is identified on the OFAC List, or (ii) is a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  For purposes of this Section 16, the following definitions shall apply:

306 East 61st Street / Loan No. 77-2000608

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, or administrative functions of or pertaining to such government.

“OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person any of its property or the conduct of its business is subject, including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy, and subdivision of real property.

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

17.         Amendments to Loan Documents.  The following Loan Documents shall be and hereby are amended in the following particulars:

(a)          All Loan Documents.

(i)           Notwithstanding anything to the contrary in the Loan Documents, as amended hereby, the address of Borrower for all purposes under the Loan Documents, as amended hereby, shall be as follows:

To Transferee:	405 Park Avenue, 15th Floor
New York, New York  10022
Attention:  William M. Kahane
Telecopy:  (212) 421-5799

(ii)          Notwithstanding anything to the contrary in the Loan Documents, as amended hereby, the address of Lender for all purposes under the Loan Documents, as amended hereby, shall be as follows:

To Lender:	U.S. Bank National Association
c/o GEMSA Loan Services, L.P.
1500 City West Boulevard, Suite 200
Houston, Texas  77042
Attention: Portfolio Manager
Telecopy:  (866) 604-3523

306 East 61st Street / Loan No. 77-2000608

(iii)        References in the Note, the Mortgage and Assignment of Leases to “Borrower” or “Grantor” and in the other Loan Documents to terms of similar import shall, from and after the date hereof, mean and refer to ARC NYE61ST001, LLC.

(b)         Mortgage.

(i)          Section 6.3 of the Mortgage is hereby amended by adding the following subclause (c) to the end of the first paragraph of Section 6.3(a):

“Notwithstanding anything to the contrary contained in Section 6.3 hereof, no transfer shall be permitted, without the prior written consent of Lender, which would cause American Realty Capital New York Recovery REIT, Inc., to own, directly or indirectly a controlling interest in the Borrower and not to have the power to direct the affairs of Borrower and the Mortgaged Property.”

18.         Independent Obligations.  The parties agree and acknowledge that Transferee’s and Replacement Indemnitor’s liability and obligations under and pursuant to the Loan Documents, as amended hereby (collectively, the “Obligations”) are entirely separate, distinct and independent from Transferor’s and Indemnitor’s past and continuing liability and obligations, if any, under and pursuant to the Loan Documents.  Servicer and/or Noteholder shall not be required to, and Transferee and Replacement Indemnitor hereby waive any and all rights to require Servicer and/or Noteholder to prosecute or seek to enforce any remedies against Transferor and/or to require Servicer and/or Noteholder to seek or enforce or resort to any remedies with respect to any charge, lien, security interest, assignment or encumbrance granted to Servicer and/or Noteholder by Transferor, Transferee or any other party on account of the Obligations.

19.         Conditions Precedent.  Notwithstanding any provision to the contrary in this Agreement, the effectiveness of the respective consents, releases and directives granted or expressed by Noteholder within this Agreement shall be subject to the fulfillment of the following conditions (the “Conditions Precedent”) to the satisfaction of Servicer:

(a)         Servicer shall have received evidence that Transferee has been duly constituted as a single-purpose “bankruptcy remote” entity.

(b)         Transferor shall have paid or caused to be paid to Servicer (i) an assumption fee equal to one percent (1%) of the outstanding principal balance secured by the Mortgage and (ii) a fee equal to the amount of all out-of-pocket fees and expenses of Servicer as provided in the Loan Documents, including, without limitation, all attorneys’ fees, in connection with this Agreement and the transactions contemplated hereby.

(c)         Servicer shall have received this Agreement fully executed by all parties other than Servicer.

(d)         Servicer shall have received the New Guaranty executed by Replacement Indemnitor, a Tri Party Lockbox Agreement executed by Transferee and Bank, in form and substance acceptable to GEMSA and a subordination of management agreement in a form acceptable to Servicer executed by Transferee and CB Richard Ellis, as property manager;

306 East 61st Street / Loan No. 77-2000608

(e)         Servicer shall have received either an endorsement to the policy of title insurance insuring Noteholder’s interest in the Mortgaged Property or a new policy (with endorsements thereto), acceptable to Servicer (the “Title Policy”), which Title Policy shall extend the effective date of the Title Policy to the date on which this Agreement is recorded in the appropriate public office (taking exception for no lien, encumbrance or other matter other than those set forth in the Title Policy on the date originally issued and non-delinquent real property taxes and any other matters approved by Servicer and Noteholder), and shall insure that fee title to the Mortgaged Property is vested in Transferee and that the lien and priority of the Mortgage is not impaired by the transactions contemplated hereby, with endorsements thereto, as required by Servicer;

(f)          Servicer shall have received an opinion of counsel satisfactory to Servicer with respect to, among other things, the due formation, and good standing of Transferor, the power and authority of the Transferor and the due execution, delivery, legality, and validity of this Agreement against Transferor and Indemnitor.  If Transferor executes this Agreement through an attorney-in-fact, such opinion will specifically cover the authority and enforceability of such execution and delivery;

(g)         Servicer shall have received an opinion of counsel satisfactory to Servicer with respect to, among other things, the due formation, good standing and qualifications of Transferee, the power and authority of Transferee, the due execution and delivery, and the legality, validity and enforceability of (i) this Agreement, and each of the Loan Documents against Transferee and the Replacement Indemnitor and (ii) the New Guaranty against Replacement Indemnitor and the continued perfection of the security interests and liens granted by the Loan Documents under applicable law following the transfer of the Property to Transferee and the assumption of the Loan as provided herein;

(h)         Servicer shall have received certified copies of all of the organizational documents of each entity comprising Transferee, including formation documents, good standing certificates, evidence of qualification to do business in the state where the Mortgaged Property is located and authorizing resolutions and/or consents to the transaction;

(i)          Servicer shall have received UCC, litigation and judgment search reports with respect to Transferor and Transferee, with results satisfactory to Servicer;

(j)          No default or Event of Default shall exist or be then continuing under any of the Loan Documents;

(k)         Transferee shall have delivered to Servicer certificates of insurance satisfactory to Servicer satisfying the requirements specified in the Mortgage and with specific reference to “all risk” coverage (including both property and liability coverage for terrorism);

306 East 61st Street / Loan No. 77-2000608

(l)          Servicer shall have received written evidence that the Purchase and Escrow Instructions Agreement, as amended or supplemented from time to time, between Transferor and American Realty Capital II, LLC has been assigned to Transferee;

(m)        Servicer shall have received a current certified (by Transferor) rent roll and year-to-date operating statement; and

(n)         Such other conditions as Servicer may reasonably require.

20.         Costs and Expenses.  Any and all costs or expenses arising out of or as a result of this Agreement or the transactions described herein, including, without limitation all fees charged by Servicer’s outside legal counsel in connection herewith, costs of recordation, title insurance endorsements or policies, and escrow fees, shall be paid by Transferor and Transferee, on or prior to the recordation of this Agreement in the Office of the City Register, New York County, New York, and in no event shall any such costs be borne by Noteholder, Servicer or their agents, servicers, sub-servicers or contractors.

21.         No Counter Claim, Etc.

(a)         Transferee hereby waives any right to assert against Noteholder or Servicer or their respective agents, servicers, sub-servicers or contractors (collectively, “Noteholder Parties”) as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), set-off, counterclaim and/or claim which Transferee may now or at any time hereafter may have against Transferor or any other party liable to the Noteholder Parties, or any of them, in any way or manner.  Transferee further waives any right to assert against the Noteholder Parties, or any of them, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), set-off, cross-claim, counterclaim and/or claim which Transferor may now have against the Noteholder Parties, or any of them, and/or any other party liable to the Noteholder Parties, or any of them, in any way or manner.

(b)         Transferor hereby agrees and acknowledges that there are no claims, defenses (legal or equitable), counterclaims, set-offs and/or any other rights or remedies whatsoever which it now may have, claim or assert against Noteholder or Servicer, or any of them, including any of same which would in any way alter, reduce or extinguish its liabilities to the Noteholder Parties under and pursuant to the Loan Documents, as amended hereby.

(c)         Each of Transferor and Transferee hereby agrees and acknowledges that it has no current knowledge of any facts that could give rise to future claims, defenses (legal or equitable), counterclaims, set-offs and/or other rights or remedies whatsoever against Noteholder or Servicer, or any of them, which would in any way alter, reduce or extinguish their liabilities to the Noteholder Parties under and pursuant to the Loan Documents, as amended hereby.

(d)         Each of Transferor and Transferee hereby represents that it has no current knowledge of the existence of any Event of Default under the Loan Documents.

306 East 61st Street / Loan No. 77-2000608

(e)         Transferor and Transferee hereby authorize Noteholder, without notice or demand and without affecting their liability hereunder, from time-to-time to exchange, enforce (in accordance with the Loan Documents), waive, and release any security held by it for the payment of the obligations under the Loan Documents, as amended hereby; to apply such security and direct the order or manner of sale thereof as Noteholder in its sole discretion may determine and which is not inconsistent with the Loan Documents; and to assign, without notice, this Agreement in whole or in part, or Noteholder’s rights hereunder, to anyone at any time.  Transferor and Transferee hereby agree that Noteholder may do any or all of the foregoing in such manner, upon such terms, and at such times as Noteholder, in its discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing the parties from their respective obligations under the Loan Documents, as amended hereby, or this Agreement.  This Agreement is not assignable by Transferee in whole or in part.

(f)         With respect to the Loan, Transferor and Transferee hereby waive and agree not to assert against Noteholder or Servicer, or any of them, or against each other any rights which a guarantor or surety could exercise.

22.         Miscellaneous.

(a)         This Agreement shall be construed according to and governed by the laws of the jurisdiction(s) which are specified by the Mortgage.  In the event the Mortgage does not specifically state what jurisdictions laws govern, this Agreement shall be construed according to and governed by the laws in which the Mortgaged Property is located without regard to its conflicts of law principles.

(b)         If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

(c)         No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d)         The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

(e)         This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

(f)          This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g)         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

306 East 61st Street / Loan No. 77-2000608

(h)         THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS AS SET FORTH IN SECTION 12 HEREOF.

[remainder of page intentionally left blank]

306 East 61st Street / Loan No. 77-2000608

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates of the respective acknowledgments set forth below, to be effective as of the date first written above.

TRANSFEROR:	URBAN DEVELOPMENT PARTNERS (61), LLC, a Connecticut limited liability company

	By:	Urban (61), Inc., a Connecticut corporation, its managing member

By:
Philip Carter

Title:

STATE OF ________________	§
§
COUNTY OF ______________	§

On June ____, 2010, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Philip Carter, __________________________ of Urban (61), Inc., a Connecticut corporation, the managing member of URBAN DEVELOPMENT PARTNERS (61), LLC, a Connecticut limited liability company known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

TRANSFEREE:	ARC NYE61ST001, LLC, a Delaware limited liability company

By:
William M. Kahane President

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared William M. Kahane, President of ARC NYE61ST001, LLC, a Delaware limited liability company, known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of Virginia
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

INDEMNITOR:
PHILIP CARTER

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared PHILIP  CARTER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of New York
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

INDEMNITOR:
ALLAN SCHWARTZ

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared ALLAN SCHWARTZ, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of New York
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

REPLACEMENT INDEMNITOR:	AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation

By:
William M. Kahane President

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared William M. Kahane, President of AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of Virginia
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

INDEMNITOR:
NICHOLAS S. SCHORSCH

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared NICHOLAS S. SCHORSCH, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

INDEMNITOR:
WILLIAM M. KAHANE

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared WILLIAM M. KAHANE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of
My Commission Expires:
Registration No.

[seal]

306 East 61st Street / Loan No. 77-2000608

NOTEHOLDER (BY SERVICER):
U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of GE Commercial Mortgage Corporation., Commercial Mortgage Pass-Through Certificates Series 2002-3, under that certain Pooling and Servicing Agreement dated as of December 1, 2002.

	By:	WELLS FARGO BANK, N.A., successor in interest to Wachovia Bank, National Association, acting not individually but solely in its capacity as Master Servicer

	By:	GEMSA Loan Services, L.P., a Delaware limited partnership, its attorney in fact pursuant to that certain Limited Power of Attorney dated as of August 26, 2004

By:
David Haley, Director, Portfolio Management

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On June ____, 2010 before me, the undersigned, a Notary Public in and for said County and State, personally appeared David Haley, Director of Portfolio Management of GEMSA Loan Services, L.P., a Delaware limited partnership, attorney in fact pursuant to that certain Limited Power of Attorney dated as of August 26, 2004 of Wells Fargo Bank, N.A., successor in interest to Wachovia Bank, National Association, acting not individually, but solely in its capacity as Master Servicer of U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of the GE Commercial Mortgage Corporation., Commercial Mortgage Pass-Through Certificates, Series 2002-3, under that certain Pooling and Servicing Agreement dated as of December 1, 2002, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public, State of Texas
My Commission Expires:

[seal]

306 East 61st Street / Loan No. 77-2000608

EXHIBIT A

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 61st Street distant 125 feet easterly from the corner formed by the intersection of the southerly side of 61st Street and the easterly side of Second Avenue;

RUNNING THENCE easterly along the southerly side of 61st Street, 110 feet 6 inches to the westerly side of the land taken by the City of New York for the Queensborough Bridge approach;

THENCE southerly along the westerly side of said land and parallel with the easterly side of Second Avenue, 102 feet 10 inches;

THENCE westerly and parallel with the southerly side of 61st Street, 60 feet 6 inches;

THENCE northerly and parallel with the easterly side of Second Avenue, 2 feet 5 inches to the centre line of the block;

THENCE westerly and along centre line of the block and parallel with the southerly side of 61st Street, 50 feet;

THENCE northerly and parallel with the easterly side of Second Avenue, 100 feet 5 inches to the point or place of BEGINNING.

306 East 61st Street / Loan No. 77-2000608